As filed with the Securities and Exchange Commission on May 10, 2002.

                                           Registration No. 333-________________

________________________________________________________________________________



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
              (Exact name of registrant as specified in its charter)

           Delaware                                              47-0772104
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             224 South 108th Avenue
                              Omaha, Nebraska 68154
          (Address of principal executive offices, including zip code)

                      Transaction Systems Architects, Inc.
                             1999 Stock Option Plan
                            (Full title of the plan)

                              David P. Stokes, Esq.
                          General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68514
                                 (402) 334-5101
 (Name, address and telephone number, including area code, of agent for service)
                              --------------------

                                 with a copy to:

                             Albert G. McGrath, Jr.
                                Baker & McKenzie
                            2300 Trammell Crow Center
                                2001 Ross Avenue
                               Dallas, Texas 75201



                         CALCULATION OF REGISTRATION FEE
====================================== ================ =================== ==================== ===================
                                                         Proposed maximum    Proposed maximum
                                        Amount to be      offering price    aggregate offering       Amount of
Title of securities to be registered   registered (1)     per share (2)          price (2)        registration fee
-------------------------------------- ---------------- ------------------- -------------------- -------------------
Class A Common Stock, par value           1,000,000           $10.795           $10,795,000           $993.14
$.005 per share
====================================== ================ =================== ==================== ===================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Class A Common Stock of Transaction Systems
     Architects, Inc. (the "Company"), par value $.005 per share (the "Common
     Stock"), as may become issuable pursuant to the anti-dilution provisions of the Transaction Systems Architects, Inc. 1999 Stock Option Plan (the "1999
     Stock Option Plan").
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act and is based upon the average of the high and low sale prices of the Common Stock on February 26, 2002, as reported on the National Association of Securities
     Dealers Automated Quotations system.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     Not Applicable.

Item 2.  Registrant Information and Employee Plan Annual Information

     Not Applicable.
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         This registration statement (the "Registration Statement") is being filed solely to register an additional 1,000,000 shares of Common Stock under the 1999 Stock Option Plan. Pursuant to General Instruction E to Form S-8, the contents of the Company's registration statements on Form S-8 (File No. 333-73027) as filed with the Securities and Exchange Commission (the "Commission") on February 26, 1999, Form S-8 (File No. 333-33728) as filed with the Commission on March 31, 2000, and on Form S-8 (File No. 333-59630) as filed with the Commission on April 27, 2001 are incorporated herein by reference, except as the same may be modified by the information set forth in this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Not Applicable.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         The following are filed as exhibits to this Registration Statement:

Exhibit  Description
  No.

5.1(1)   Opinion of Baker & McKenzie

23.1(1)  Consent of Arthur Andersen LLP

23.2(1)  Consent of Baker & McKenzie (included in Exhibit 5.1)

24.1(1) Power of Attorney (included on the signature page of this Registration Statement)
----------------
 (1)     Filed herewith.

Item 9.  Undertakings

         Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on February 27, 2002.

                                       TRANSACTION SYSTEMS ARCHITECTS, INC.

                                           /s/ DWIGHT G. HANSON
                                       By:--------------------------------------
                                          Dwight G. Hanson,
                                          Chief Financial Officer, Treasurer and
                                          Senior Vice President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Dwight G. Hanson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre- or post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                                    Title                               Date


 /s/ GREGORY D. DERKACHT
-----------------------------------    President, Chief Executive Officer and           February 27, 2002
Gregory D. Derkacht                    Director

 /s/ GREGORY J. DUMAN
-----------------------------------    Chairman of the Board and Director               February 27, 2002
Gregory J. Duman

 /s/ LARRY G. FENDLEY
-----------------------------------    Interim Chief Operating Officer and Director     February 27, 2002
Larry G. Fendley

 /s/ DWIGHT G. HANSON
-----------------------------------    Chief Financial Officer, Treasurer and           February 27, 2002
Dwight G. Hanson                       Senior Vice President

 /s/ EDWARD C. FUXA
-----------------------------------    Chief Accounting Officer, Vice President         February 27, 2002
Edward C. Fuxa                         and Controller

 /s/ JIM D. KEVER
-----------------------------------    Director                                         February 27, 2002
Jim D. Kever

 /s/ ROGER K. ALEXANDER
-----------------------------------    Director                                         February 27, 2002
Roger K. Alexander


                                  EXHIBIT INDEX

Exhibit  Description
  No.

5.1(1)   Opinion of Baker & McKenzie

23.1(1)  Consent of Arthur Andersen LLP

23.2(1)  Consent of Baker & McKenzie (included in Exhibit 5.1)

24.1(1) Power of Attorney (included on the signature page of this Registration Statement)
----------------
(1)  Filed herewith.